Exhibit 99.37

HEADWATERS INCORPORATED

2010 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AWARD

GRANT NOTICE

4 November 2015

Headwaters Incorporated (the “Company”), pursuant to its 2010 Incentive Compensation Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein (“Grant Notice”) and in the Restricted Stock Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto except the Plan, which is being delivered by electronic mail and all of which are incorporated herein in their entirety. Capitalized terms herein shall have the meaning given them by the Plan or the Restricted Stock Agreement unless the context requires a different meaning.

Participant:	[NAME]
Date of Grant:	4 November 2015
Vesting Commencement Date:	30 September 2016
Number of Shares Subject to Award (“Shares”):	[RSA Amt.]
Consideration:	Participant’s Services

Vesting Schedule:

One-third (1/3rd) of the Shares shall vest with the completion of each complete year of Service on each of 30 September 2016, 30 September 2017, and 30 September 2018, but only if the performance goal described below has been satisfied.

Performance Goal. Vesting shall occur as of each completed period of employment Service only if the Company’s trailing 12 month adjusted EBITDA is equal to or greater than the sum of total capital expenditures plus 1.5 times cash interest expense achieved at the end of any fiscal quarter between the period beginning at the end of the fiscal year in which the grant occurred and ending on the final vesting date, inclusive (the performance period), as certified in writing by the Compensation Committee of the Board of Directors of the Company. Shares that fail to vest as of the eligible vesting date for failure to achieve the Stock Performance Goal shall be eligible for vesting on the next vesting date, subject to achievement of the Stock Performance Goal in the next period of employment service, but not later than the final vesting date. Vesting shall not occur and the Company shall not waive its reacquisition right with respect to any unvested Shares with respect to which the Performance Goal has not been satisfied.

The Award is intended to be subject to the attainment of performance goals as defined in the Plan and to qualify for exemption as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Agreement, and the Plan. Participant further acknowledges that this Grant Notice, the Restricted Stock Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this Award. Participant may request another copy of the Plan by contacting Susan Eyre at seyre@headwaters.com, 801-984-9400 or another member of the legal department.

HEADWATERS INCORPORATED		PARTICIPANT:

By:
Kirk A. Benson, C.E.O
[NAME]

Attachments:

Restricted Stock Award Agreement,

Form of Assignment Separate from Certificate,

Form of Joint Escrow Instructions.

Attachment I

Restricted Stock Award Agreement

HEADWATERS INCORPORATED

2010 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) and this Restricted Stock Agreement (collectively, the “Award”) and in consideration of your services, Headwaters Incorporated (the “Company”) has awarded you Restricted Stock under its 2010 Incentive Compensation Plan (the “Plan”) for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice. Defined terms not explicitly defined in this Restricted Stock Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.              VESTING. Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice. Vesting shall cease upon the termination of your continuous Service with the Company or a Subsidiary. The Award shall not be subject to accelerated vesting under the provisions of an employment agreement you may have with the Company, if any, but shall be subject to accelerated vesting under the provisions of a change in control agreement you may have with the Company, if any.

2.              NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in the Plan. The Award shall in no event result in your receiving restricted stock relating to more than 500,000 shares in any calendar year; any excess award shall be void.

3.              SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4.              RIGHT OF REACQUISITION.

(a)                                 To the extent provided in the Company’s bylaws, as amended from time to time, the Company shall have the right to reacquire all or any part of the shares received pursuant to your Award (a “Reacquisition Right”).

(b)                                 To the extent a Reacquisition Right is not provided in the Company’s bylaws, as amended from time to time, the Company shall have a Reacquisition Right as to the shares you received pursuant to your Award that have not as yet vested in accordance with the Vesting Schedule on the Grant Notice or section 1 above (“Unvested Shares”) on the following terms and conditions:

(i)                                    The Company, shall simultaneously with termination of your Service (as defined in the Plan) automatically reacquire for no consideration all of the Unvested Shares, unless the Company agrees to waive its reacquisition right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Holder as defined below) following termination of your Service, and the

Escrow Holder may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its reacquisition right as to all of the Unvested Shares, then upon such termination of your Service, the Escrow Holder shall transfer to the Company the number of shares the Company is reacquiring.

(ii)                                The Company initially shall have the right to reacquire Unvested shares for no monetary consideration (that is, for $0.00); provided, however, that the Company’s right to reacquire Unvested shares for no monetary consideration shall lapse at the vesting rate and subject to the vesting conditions set forth in the Grant Notice or, if no vesting rate is set forth in the Grant Notice, at the rate of one third (1/3) of the total number of shares subject to your Award per year of Service over three (3) years beginning with the Vesting Commencement Date.

(iii)                            The shares issued under your Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment III. You agree to execute two (2) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment II and deliver the same, along with the certificate or certificates evidencing the shares, for use by the escrow agent pursuant to the terms of the Joint Escrow Instructions.

(iv)                             Subject to the provisions of your Award, you shall, during the term of your Award, exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.

(v)                                 If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

5.              RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

6.              AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

7.              WITHHOLDING OBLIGATIONS.

(a)                                 At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b)                                 Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

8.              TAX CONSEQUENCES. The acquisition and vesting of the shares may have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”). Such election must be filed within thirty (30) days after the date of your Award. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO OBTAIN APPROPRIATE TAX ADVICE FOR YOUR SITUATION, INCLUDING A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF. You agree that this Award shall be administered for the Restricted Stock to be deemed not to be deferred compensation subject to the provisions of section 409A of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder.

9.              NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

10.       MISCELLANEOUS.

(a)                                 The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award are not assignable.

(b)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)                                 You agree that you will abide with and comply with all insider trading restrictions and policies of the Company as now or hereafter provided with respect to the shares you receive under your Award.

11.       GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

Attachment II

Form of Assignment Separate from Certificate

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Agreement (jointly referred to herein as the “Award”), the undersigned hereby sells, assigns and transfers unto Headwaters Incorporated, a Delaware corporation (“Assignee”)                                 (           ) shares of the common stock of the Assignee, standing in the undersigned’s name on the books of said corporation represented either by book entry form or by the following Certificate Numbers:                                     herewith and do hereby irrevocably constitute and appoint                               as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Assignee issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Assignee’s reacquisition right under the Award.

Dated:

Signature:
Name: [NAME], Recipient

[INSTRUCTION:  Please execute this form in duplicate but do not fill in any blanks other than the signature line. The purpose of this Assignment is to facilitate the exercise by Headwaters Incorporated of its reacquisition right set forth in the Award without requiring additional signatures on your part.]

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Agreement (jointly referred to herein as the “Award”), the undersigned hereby sells, assigns and transfers unto Headwaters Incorporated, a Delaware corporation (“Assignee”)                                 (           ) shares of the common stock of the Assignee, standing in the undersigned’s name on the books of said corporation represented either by book entry form or by the following Certificate Numbers:                                         herewith and do hereby irrevocably constitute and appoint                                 as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Assignee issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Assignee’s reacquisition right under the Award.

Dated:

Signature:
Name: [NAME], Recipient

[INSTRUCTION:  Please execute this form in duplicate but do not fill in any blanks other than the signature line. The purpose of this Assignment is to exercise by Headwaters Incorporated of its reacquisition right set forth in the Award without requiring additional signatures on your part.]

Attachment III

Form of Joint Escrow Instructions

JOINT ESCROW INSTRUCTIONS

Corporate Secretary

Headwaters Incorporated

10653 South Riverfront Parkway, Suite 300
South Jordan, UT 84095

Dear [NAME]:

As Escrow Agent for both Headwaters Incorporated, a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), and effective as of the date last below stated herein, you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Grant Notice described at the end of these Joint Escrow Instructions (the “Grant Notice”), to which a copy of these Joint Escrow Instructions is attached as Attachment III, and pursuant to the terms of that certain Restricted Stock Agreement (“Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:

1.                                      In the event Recipient ceases to render services to the Company or a Subsidiary of the Company during the vesting period set forth in the Grant Notice, the Company or its assignee shall give to Recipient and you a written notice specifying that the shares of stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.                                      At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with any certificate or any book entry stock notations evidencing the shares of stock to be transferred, to the Company.

3.                                      Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Notice. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates or book entry stock notations necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4.                                      This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company.

5.                                      If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6.                                      Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.                                      You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.                                      You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.                                      You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.

10.                               You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.                               You shall be entitled to employ such legal counsel, including but not limited to Pillsbury Winthrop Shaw Pittman LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.                               Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to the company. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

13.                               If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.                               It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.                               Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

COMPANY:	Headwaters Incorporated
10701 South Riverfront Parkway, Suite 300
South Jordan UT 84095
Attn: General Counsel

RECIPIENT:	Address and name listed below.

ESCROW AGENT:	Headwaters Incorporated
10701 South Riverfront Parkway, Suite 300
South Jordan UT 84095
Attn: Corporate Secretary

16.                               By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.

17.                               This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.

18.                               The Grant Notice referred to herein is dated 4 November 2015.

Effective this 4th day of November, 2015.

Very truly yours,

HEADWATERS INCORPORATED	RECIPIENT

By: Kirk A. Benson, CEO
[NAME]

Address

Appointment Accepted:

ESCROW AGENT

Harlan M. Hatfield, Corporate Secretary